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Exhibit 5.1

October 3, 2016

Summit Midstream Partners, LP
1790 Hughes Landing Blvd
Suite 500
The Woodlands, Texas 77380

      Re: Summit Midstream Partners, LP Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Summit Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), Summit Midstream Holdings, LLC, a Delaware limited liability company ("Holdings"), Summit Midstream Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Partnership and Holdings, the "Issuers"), and the entities listed on Schedule I hereto (collectively, the "Guarantors"), in connection with the filing on the date hereof with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), including a base prospectus (the "Base Prospectus"), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a "Prospectus"), under the Securities Act of 1933, as amended (the "Act"), relating to the registration for issue and sale of up to $1.5 billion aggregate offering price of (i) one or more series of the Issuers' debt securities (the "Debt Securities") to be issued pursuant to an indenture, dated July 15, 2014, by and between Holdings, Finance Corp. and U.S. Bank National Association, as trustee (the "Indenture"), which is included as Exhibit 4.5 to the Registration Statement, and one or more board resolutions, supplements thereto or officer's certificates thereunder (the Indenture, together with the applicable board resolutions, supplements or officer's certificate pertaining to the applicable series of Debt Securities, the "Applicable Indenture"); (ii) guarantees of the Debt Securities (the "Guarantees") by the Guarantors; and (iii) common units representing limited partner interests of the Partnership (the "Primary Common Units"). The Debt Securities, the Guarantees and the Primary Common Units are collectively referred to as the "Securities." The Registration Statement also registers for resale by Summit Midstream Partners Holdings, LLC and SMLP Holdings, LLC (together, the "Selling Unitholders") up to 35,770,408 common units representing limited partner interests of the Partnership held by the Selling Unitholders (the "Secondary Units").

        This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

October 3, 2016

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Issuers, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        (1)   When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate, limited liability company or limited partnership action, as applicable, of the Issuers and the Guarantors, and when the specific terms of a particular series of Debt Securities and Guarantees have been duly established in accordance with the terms of the Applicable Indenture, and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of Issuers and the Guarantors, and such Debt Securities and such Guarantees have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture, and in the manner contemplated by the applicable Prospectus and by such corporate, limited liability company or limited partnership action, as applicable (i) such Debt Securities will be the legally valid and binding obligation of each Issuer, enforceable against such Issuer in accordance with its terms; and (ii) such Guarantee will be the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

        (2)   When an issuance of Primary Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, such Primary Common Units will be validly issued and, under the Delaware Revised Uniform Limited Partnership Act, purchasers of the Primary Common Units will have no obligation to make further payments for their purchase of Primary Common Units or contributions to the Partnership solely by reason of their ownership of Primary Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

        (3)   The Secondary Units have been validly issued by the Partnership and, under the Delaware Revised Uniform Limited Partnership Act, purchasers of the Secondary Units will have no obligation to make payments to the Partnership for their purchase of the Secondary Units or contributions to the Partnership solely by reason of their ownership of the Secondary Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

        Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of

October 3, 2016

provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

        With your consent, we have assumed (i) that any Applicable Indenture, the Debt Securities and the Guarantees (collectively, the "Documents") will be governed by the internal laws of the State of New York, (ii) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Issuers and the Guarantors, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading "Validity of the Securities." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

October 3, 2016

Schedule I

Guarantors

Bison Midstream, LLC
Grand River Gathering, LLC
DFW Midstream Services LLC
Red Rock Gathering Company, LLC
Polar Midstream, LLC
Epping Transmission Company, LLC
Summit Midstream OpCo GP, LLC

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  Exhibit 5.1
Schedule I Guarantors